Exhibit 99.1
PLAYSTUDIOS, INC. ANNOUNCES FIRST QUARTER RESULTS
First Quarter Revenue of $77.8 million and Net loss of $0.6 million
Consolidated AEBITDA of $15.3 million
Las Vegas, Nevada – May 6, 2024 – PLAYSTUDIOS, Inc. (NASDAQ: MYPS) (“PLAYSTUDIOS” or the “Company”), an award-winning developer of free-to-play mobile and social games and the developer of the playAWARDS loyalty platform , today announced financial results for the first quarter ended March 31, 2024.
First Quarter Financial Highlights
•Revenue was $77.8 million during the first quarter of 2024, compared to $80.1 million during the first quarter of 2023.
•Net loss was $0.6 million during the first quarter of 2024, representing a net loss margin of (0.7)%, compared to net loss of $2.6 million during the first quarter of 2023, representing a net loss margin of (3.2)%.
•Consolidated AEBITDA, a non-GAAP financial measure defined below, was $15.3 million during the first quarter of 2024, compared to $17.8 million during the first quarter of 2023.
Andrew Pascal, Chairman and Chief Executive Officer of PLAYSTUDIOS, commented, “We started the year well with Revenues and Consolidated AEBITDA coming in above consensus expectations. We’ve accomplished this despite persistent industry and economic headwinds that make operating conditions challenging. More importantly, we are making progress on our many strategic initiatives and believe we’ll exit the year as a stronger company.”
He continued, “Quarterly revenues in our playGAMES division were flat vs. last year and up roughly 1% from the fourth quarter of 2023. While our social casino titles did see year-over-year declines, the rate of slowdown improved from last quarter. This is in part due to structural changes we’re making within the games, most notably in myVEGAS and myKONAMI. Once fully implemented, we believe these changes can bring the games’ percent of paying players inline with industry peers and drive increases in revenues and profitability. Our casual titles, Tetris and Brainium, performed strongly this quarter. Tetris benefited from continued organic momentum and recent media interest in a player completing the original game. We believe there is significant growth ahead and expect Tetris to perform strongly into the foreseeable future. In addition to organic growth, we see numerous opportunities to expand Tetris beyond its original format and build it into a multi-game franchise. To this end, we are working on two new versions of Tetris and expect to release one later this year. Brainium also had a strong quarter as the effect of new advertising initiatives continue to take hold. We plan to build on recent momentum and expect 2024 to be a strong year for the Brainium platform.”
He added, “Consolidated AEBITDA in the quarter was lower than a year ago, however last year’s figure included the benefit of a licensing deal that expired in the second quarter of 2023. Excluding this deal, Consolidated AEBITDA and Consolidated AEBITDA margins were modestly higher than last year. Additionally, AEBITDA margins in our playGAMES division were 30.1% in the quarter, a 100 basis point increase from year ago levels. As implied in our full year guidance, we expect a continued increase in Consolidated AEBITDA margins by year end and our long term goal remains to reach margin parity with peers.”
Pascal further noted, “The focus for playAWARDS remains preparing the platform for external use. Dialogue with other game publishers and strategic partners continues and we remain optimistic that formalized deals will be reached. At the same time, we are also working on integrating the platform into all our own games. Where playAWARDS is present, we’ve seen a marked increase in player engagement, retention, and monetization. We also believe a full integration will allow us to raise our share of direct business to industry levels. myVEGAS added myVIP.co in the quarter and we expect all our games to have myVIP.co integrated by year end.”
He concluded, “I’m happy to share that we resumed the repurchase of our stock this quarter. As I’ve said before, I believe public markets are underpricing our shares and they represent tremendous value. At the same, we continue to search for compelling acquisitions to bolster the growth of our company. With nearly $130 million of cash on hand and no leverage, we remain well positioned to pursue both objectives.”
Recent Business Highlights
•Resumed the repurchase of stock in the open market. From January 1, 2024 through May 6, 2024, we repurchased an aggregate of 1.5 million shares of our Class A common stock at an average price of $2.60 per share. The remaining availability under our $50 million stock repurchase program was $46.0 million after the most recent purchases.
•As of March 31, 2023, PLAYSTUDIOS had a cash balance of $127 million and full availability on its $81 million loan facility.
•The company ended the quarter with 14.8 million MAU, a 13% increase vs. a year ago.
•At quarter end, playAWARDS had 113 rewards partners with players making purchases during the quarter of over $40 million in retail value.
Outlook
The Company is maintaining full year 2024 guidance of net revenue in the range of $315 to $325 million and Consolidated AEBITDA in the range of $65 to $70 million.
We have not provided the most directly comparable GAAP measure for our Consolidated AEBITDA outlook because certain items that are part of the projected non-GAAP financial measure are outside of our control or cannot be reasonably estimated without unreasonable effort.
Conference Call Details
PLAYSTUDIOS will host a conference call at 5:00 p.m. Eastern Time today, which will include a brief discussion of the results followed by a question and answer session.
The call will be accessible via the Internet through https://ir.playstudios.com or by calling (866) 405-1203 for domestic callers and (201) 689-8432 for international callers.
A replay of the call will be archived at https://ir.playstudios.com.
About PLAYSTUDIOS, Inc.
PLAYSTUDIOS (Nasdaq: MYPS) creator of the groundbreaking playAWARDS loyalty platform is a publisher and developer of award-winning mobile games, including the iconic Tetris® mobile app, Pop! Slots, myVEGAS Slots, myVEGAS Blackjack, myKONAMI Slots, myVEGAS Bingo, MGM Slots Live, Solitaire, Spider Solitaire and Sudoku. The playAWARDS loyalty platform enables players to earn real-world rewards from a global collection of iconic hospitality, entertainment, and leisure brands. playAWARDS partners include MGM Resorts International, Wolfgang Puck, Norwegian Cruise Line, Resorts World, IHG, Bowlero, Gray Line Tours, and Hippodrome Casino among others. Founded by a team of veteran gaming, hospitality, and technology entrepreneurs, PLAYSTUDIOS apps combine the best elements of popular casual games with compelling real-world benefits. To learn more about PLAYSTUDIOS, visit playstudios.com.
Performance Indicators
We manage our business by regularly reviewing several key operating metrics to track historical performance, identify trends in player activity, and set strategic goals for the future. Our key performance metrics are impacted by several factors that could cause them to fluctuate on a quarterly basis, such as platform providers’ policies, seasonality, player connectivity, and the addition of new content to games. We believe these measures are useful to investors for the same reasons. The key performance indicators may differ from similarly titled measures presented by other companies. For more information on our key performance indicators, please refer to the definitions below and the “Supplemental Data—Key Performance Indicators” section of this press release.

Daily Active Users (“DAU”): DAU is defined as the number of individuals who played a game on a particular day. We track DAU by the player ID, which is assigned for each game installed by an individual. As such, an individual who plays two different PLAYSTUDIOS games on the same day is counted as two DAU while an individual who plays the same PLAYSTUDIOS game on two different devices is counted as one DAU. Brainium tracks DAU by app instance ID, which is assigned to each installation of a game on a particular device. As such, an individual who plays two different Brainium games on the same day is counted as two DAU while an individual who plays the same game on two different devices is counted as two DAU. The term “Average DAU” is defined as the average of the DAU, determined as described above, for each day during the period presented. We use DAU and Average DAU as measures of audience engagement to help us understand the size of the active player base engaged with our games on a daily basis.

Monthly Active Users (“MAU”): MAU is defined as the number of individuals who played a game in a particular month. As with DAU, an individual who plays two different PLAYSTUDIOS games in the same month is counted as two MAU while an individual who plays the same game on two different devices is counted as one MAU, and an individual who plays two different Brainium games on the same day is counted as two MAU while an individual who plays the same game on two different devices is counted as two MAU. The term “Average MAU” is defined as as the average of the MAU, determined as described above, for each calendar month during the period presented. We use MAU and Average MAU as measures of audience engagement to help us understand the size of the active player base engaged with our games on a monthly basis.
Daily Paying Users (“DPU”): DPU is defined as the number of individuals who made a purchase in a mobile game during a particular day. As with DAU and MAU, we track DPU based on account activity. As such, an individual who makes a purchase on two different games in a particular day is counted as two DPU while an individual who makes purchases in the same game on two different devices is counted as one DPU. The term “Average DPU” is defined as the average of the DPU, determined as described above, for each day during the period presented. We use DPU and Average DPU to help us understand the size of our active player base that makes in-game purchases. This focus directs our strategic goals in setting player acquisition and pricing strategy.
Daily Payer Conversion: Daily Payer Conversion is defined as DPU as a percentage of DAU on a particular day. Daily Player Conversion is also sometimes referred to as “Percentage of Paying Users” or “PPU”. The term “Average Daily Payer Conversion” is defined as the Average DPU divided by the Average DAU for a given period. We use Daily Payer Conversion and Average Daily Payer Conversion to help us understand the monetization of our active players.
Average Daily Revenue Per DAU (“ARPDAU”): ARPDAU is defined for a given period as the average daily revenue per Average DAU, and is calculated as game and advertising revenue for the period, divided by the number of days in the period, divided by the Average DAU during the period. We use ARPDAU as a measure of overall monetization of our active players.
playAWARDS Platform Metrics
Available Rewards: Available Rewards is defined as the monthly average number of unique rewards available in our applications’ rewards stores. A reward appearing in more than one application’s reward store is counted only once. A reward is counted only once irrespective of the inventory available through that reward. For example, one reward for a free night in a hotel room with ten rooms available for such free night is counted as one reward. Available Rewards only include real-world partner rewards and exclude PLAYSTUDIOS digital rewards. We use Available Rewards as a measure of the value and potential impact of the program for an interested player. It is assumed that the greater the variety and breadth of rewards offered, the more likely players will be to ascribe value to the program.
Purchases: Purchases is defined as the total number of rewards purchased for the period identified in which a player exchanges loyalty points for a reward. Purchases are net of refunds. Purchases only include purchases of real-world partner rewards and exclude any PLAYSTUDIOS digital rewards. Purchases are redeemed by the player directly with the rewards partner within the specified terms and conditions of the reward. The Company does not receive any compensation or revenue from Purchases. We use Purchases as a measure of audience interest and engagement with our playAWARDS platform.

Retail Value of Purchases: Retail Value of Purchases is defined as the cumulative retail value of all rewards listed as Purchases for the period identified. The retail value of each reward listed as Purchases is the retail value as determined by the partner upon creation of the reward. In the case where the retail value of a reward adjusts depending on time of redemption, the average retail value is used. Retail Value of Purchases only include the retail value of real-world partner rewards and exclude the cost of any PLAYSTUDIOS branded merchandise. We use Retail Value of Purchases to help us understand the real-world value of the rewards that are purchased by our players.
Non-GAAP Financial Measures
To provide investors with information in addition to results as determined by GAAP, the Company discloses Consolidated Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“AEBITDA”) as a non-GAAP measure that management believes provides useful information to investors. This measure is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income or any other operating performance measure calculated in accordance with GAAP.
We define Consolidated AEBITDA as net income (loss) before interest, income taxes, depreciation and amortization, restructuring and related costs (consisting primarily of severance and other restructuring related costs), stock-based compensation expense, and other income and expense items (including special infrequent items, foreign currency gains and losses, and other non-cash items). We also present Consolidated AEBITDA margin, a non-GAAP measure, which we calculate as Consolidated AEBITDA as a percentage of net revenue.
We believe that the presentation of Consolidated AEBITDA provides useful information to investors regarding the Company’s results of operations because the measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Consolidated AEBITDA provides an indicator of performance that is not affected by fluctuations in certain costs or other items. Accordingly, management believes that this measure is useful for comparing general operating performance from period to period, and management relies on this measure for planning and forecasting of future periods. Additionally, this measure allows management to compare results with those of other companies that have different financing and capital structures. However, other companies may define Consolidated AEBITDA differently, and as a result, our measure of Consolidated AEBITDA may not be directly comparable to that of other companies. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the “Reconciliation of Net Loss to Consolidated AEBITDA” section of this press release.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance (including statements regarding outlook or guidance), our liquidity and capital resources, the development and release plans of our games, our plans to commercialize the playAWARDS platform as a stand-alone service for use by third parties, our increased capacity and use of personnel in European and Asian studios, and our mergers and acquisition strategy, all of which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “goal,” “work towards,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this press release, including our ability to develop and publish our games; risks related to defects, errors, or vulnerabilities in our games and IT infrastructure; our ability to attract new, and retain existing, players of our games; the failure to timely develop and achieve market acceptance of new games and maintain the popularity of our existing games; rapidly evolving technological developments in the gaming market; competition in the industry in which we operate; our financial performance; our ability to execute merger and acquisition transactions; legal and regulatory developments; and general market, political, economic and business conditions. Other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2024, and in other filings we make with the SEC from time to time. All information provided in this release is based on information available to us as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are inherently uncertain. We undertake no duty to update this information unless required by law.
SOURCE: PLAYSTUDIOS, Inc.

PLAYSTUDIOS CONTACTS

Investor Relations
Samir Jain, CFA
samir.jain@playstudios.com
(917) 224-1058

Media Relations
BerlinRosen
media@playstudios.com

PLAYSTUDIOS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Net revenue	$77,828	$80,123
Operating expenses:
Cost of revenue(1)	18,951	19,527
Selling and marketing	18,576	18,066
Research and development	18,021	17,755
General and administrative	11,779	11,901
Depreciation and amortization	11,566	11,033
Restructuring and related	638	4,048
Total operating costs and expenses	79,531	82,330
Loss from operations	(1,703)	(2,207)
Other income (expense), net:
Change in fair value of warrant liabilities	(64)	(1,058)
Interest income, net	1,420	895
Other (loss) income, net	(106)	60
Total other income (loss), net	1,250	(103)
Loss before income taxes	(453)	(2,310)
Income tax expense	(114)	(260)
Net loss	$(567)	$(2,570)

Net loss per share attributable to Class A and Class B common stockholders:
Basic	$0.00	$(0.02)
Diluted	$0.00	$(0.02)
Weighted average shares of common stock outstanding:
Basic	135,575	132,131
Diluted	135,575	132,131
(1)Amounts exclude depreciation and amortization.

PLAYSTUDIOS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except par value amounts)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$126,980	$132,889
Receivables	31,944	30,465
Prepaid expenses and other current assets	10,730	11,529
Total current assets	169,654	174,883
Property and equipment, net	17,905	17,549
Operating lease right-of-use assets	8,461	9,369
Intangibles assets and internal-use software, net	108,386	110,933
Goodwill	47,133	47,133
Deferred income taxes	2,711	2,764
Other long-term assets	3,224	3,690
Total non-current assets	187,820	191,438
Total assets	$357,474	$366,321
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	3,817	1,907
Warrant liabilities	1,151	1,086
Operating lease liabilities, current	3,461	4,236
Accrued and other current liabilities	29,029	38,796
Total current liabilities	37,458	46,025
Minimum guarantee liability	24,000	24,000
Deferred income taxes	1,001	1,198
Operating lease liability, noncurrent	5,532	5,699
Other long-term liabilities	1,061	1,048
Total non-current liabilities	31,594	31,945
Total liabilities	$69,052	$77,970
Stockholders’ equity:
Preferred stock, $0.0001 par value (100,000 shares authorized, no shares issued and outstanding as of March 31, 2024 and December 31, 2023)	—	—
Class A common stock, $0.0001 par value (2,000,000 shares authorized, 124,551 and 122,923 shares issued, and 118,705 and 118,200 shares outstanding as of March 31, 2024 and December 31, 2023, respectively)	12	12
Class B common stock, $0.0001 par value (25,000 shares authorized, and 16,457 and 16,457 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively.	2	2
Additional paid-in capital	315,526	310,944
Retained earnings	(3,204)	(2,637)
Accumulated other comprehensive income	(984)	124
Treasury stock, at cost, 5,845 and 4,723 shares at March 31, 2024 and December 31, 2023, respectively	(22,930)	(20,094)
Total stockholders’ equity	288,422	288,351
Total liabilities and stockholders’ equity	$357,474	$366,321

PLAYSTUDIOS, INC.
RECONCILIATION OF NET LOSS TO CONSOLIDATED AEBITDA
(Unaudited and in thousands, except percentages)
The following table sets forth the reconciliation of net loss and net loss margin to Consolidated AEBITDA and Consolidated AEBITDA margin, respectively, which we calculate as Consolidated AEBITDA as a percentage of net revenue. Net loss and net loss margin are the most directly comparable GAAP measures.

	Three Months Ended March 31,
	2024	2023
Revenue	$77,828	$80,123
Net loss	$(567)	$(2,570)
Net loss margin	(0.7)%	(3.2)%
Adjustments:
Depreciation & amortization	11,566	11,033
Income tax expense	114	260
Stock-based compensation expense	4,794	4,853
Change in fair value of warrant liability	64	1,058
Change in fair value of contingent consideration	—	(53)
Restructuring and related(1)	638	4,048
Other, net(2)	(1,295)	(864)
Consolidated AEBITDA	15,314	17,765
Consolidated AEBITDA Margin	19.7%	22.2%

(1)Amounts reported during the three months ended March 31, 2024 and 2023 relate to internal reorganization costs, including severance-related costs, and fees related to evaluating various merger and acquisition opportunities.
(2)Amounts reported in “Other, net” include interest expense, interest income, gains/losses from equity investments, foreign currency gains/losses, and non-cash gains/losses on the disposal of assets.

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA - SEGMENT INFORMATION
(Unaudited and in thousands, except percentages)
The following table sets forth the financial data for our reportable segments.

	Three Months Ended March 31,
	2024	2023
Revenue:
playGAMES	$77,828	$77,623
playAWARDS	—	2,500
Total revenue	77,828	80,123

Segment AEBITDA
playGAMES	23,451	22,592
playAWARDS	(3,622)	(631)
Total segment AEBITDA	19,829	21,961
Corporate and other	(4,515)	(4,196)
Consolidated AEBITDA	15,314	17,765

Depreciation & amortization	(11,566)	(11,033)
Income tax (expense) benefit	(114)	(260)
Stock-based compensation expense	(4,794)	(4,853)
Change in fair value of warrant liability	(64)	(1,058)
Restructuring and related	(638)	(4,048)
Other, net	1,295	917
Net loss	$(567)	$(2,570)

Segment AEBITDA margin:
playGAMES	30.1%	29.1%
playAWARDS	nm	(25.2)%

nm - not meaningful

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – PLAYGAMES KEY PERFORMANCE INDICATORS
(Unaudited and in thousands, except percentages and ARPDAU)

	Three Months Ended March 31,
	2024	2023	Change		% Change
Average DAU	3,495	3,565	(70)		(2.0)%
Average MAU	14,752	13,082	1,670		12.8%
Average DPU	27	28	(1)		(3.6)%
Average Daily Payer Conversion	0.8%	0.8%	—	pp	—%
ARPDAU (in dollars)	$0.24	$0.24	$—		—%
pp = percentage points

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – PLAYAWARDS KEY PERFORMANCE INDICATORS
(Unaudited and in thousands, except for available rewards)

	Three Months Ended March 31,
	2024	2023	Change	% Change
Available Rewards (in units)	521	534	(13)	(2.4%)
Purchases (in units)	501	440	61	13.9%
Retail Value of Purchases (in dollars)	$40,591	$27,340	$13,251	48.5%